UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2007

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cleveland-Cliffs Inc published a news release on December 20, 2007 as follows:

Cleveland-Cliffs Acquires 70% of "Green" Energy Company
Will Produce and Use Next-Generation Biofuel in New Energy Initiative

CLEVELAND – Dec. 20, 2007 – Cleveland-Cliffs Inc (NYSE: CLF) announced today that it has made a significant, strategic investment in a "green" energy company that will produce high-quality, low-emission biofuel for its iron mining and processing operations, as well as other industries in Minnesota, Michigan and other Midwest states.

Cliffs acquired a 70 percent controlling interest in Rosemount, Minn.-based Renewafuel, LLC, a subsidiary of Endres Processing, LLC. Founded in 2005, Renewafuel produces high-quality, dense fuel cubes made from renewable and consistently available components such as corn stalks, switch grass, grains, soybean and oat hulls, wood, and wood byproducts.

"This is a strategic investment that provides an opportunity for Cliffs to utilize a ‘green’ solution for further reduction of emissions consistent with our objective to contain costs and enhance efficiencies in a socially responsible manner," commented Joseph A. Carrabba, Cleveland-Cliffs chairman, president and chief executive officer.

In addition to the potential use of Renewafuel’s biofuel cubes in Cliffs’ production process, the Company indicated the cubes will be marketable to other organizations as a potential substitute for Western coal and natural gas.

Cliffs successfully tested multiple varieties of the green fuel at its Empire iron ore mine outside of Marquette, Mich., including the first-ever use of corn stover (stalks) to fuel a pelletizing furnace, which uses high temperatures to harden iron ore pellets for shipment. The Company hopes to begin using the fuel in its other operations, including the Tilden Mine near Ishpeming, Mich., United Taconite in Eveleth, Minn., and Northshore Mining’s power plant in Silver Bay, Minn.

"Cleveland-Cliffs’ strategic investment in Renewafuel is yet another demonstration of our ongoing commitment to protect the environment," said Dana Byrne, vice president of public affairs. "Implementing this exciting green technology enables us to be proactive in addressing challenging environmental issues for us and the states in which we operate."

Renewafuel’s other owners are Leon Endres, founder and owner of Endres Processing, and James Mennell, founder and managing partner of The Environmental Law Group in Minneapolis. Endres Processing operates in 18 states, producing high-quality livestock feeds. Mennell has served as environmental counsel for many of the region’s renewable energy projects and has considerable expertise in the renewable energy arena.

Renewafuel has developed the technical ability to aggregate the multiple feedstocks and engineer energy cubes to meet exacting specifications of individual customers. The cubes are much more consistent in size, heat value and moisture content than raw biofuels and generate nearly twice as much energy as other biofuels. Because of their size and density, the cubes can be used in most solid fuel systems with little or no modifications required.

Renewafuel’s biofuel cubes—about the size of a coal briquette—generate about the same amount of energy as coal from the Western United States; however, the green fuel emits 90 percent less sulfur dioxide, 35 percent less particulate matter and 30 percent less acid gases than coal, as demonstrated in tests at the University of Iowa’s power plant, which were overseen by the U.S. EPA’s Technology Verification Organization. In addition, the cubes are made from feedstocks that are considered biogenic carbon—meaning they are already part of the natural carbon balance and will not add to atmospheric concentrations of carbon dioxide. Combustion of the cubes is considered "greenhouse neutral" under most existing carbon dioxide registry and trading programs.

The energy cubes can be used as a carbon neutral stand-alone fuel or a "green" supplement blended with existing fuels in industrial furnaces and boilers. The energy cubes generate more than 40 times the energy required to produce and transport them.

"Investing in Renewafuel and bringing biofuel cubes into the energy market helps Cliffs achieve several objectives," Byrne said. "It gives us more options to control our energy costs, and assists us in reducing emissions from our mines."

Renewafuel has a production-scale research and development facility in Battle Creek, Mich.; the company plans to expand capacity at the Battle Creek facility and construct additional production facilities in Michigan, Minnesota and other Midwest states.

With many state and federal initiatives to reduce greenhouse gas emissions under discussion or implementation, cubes may offer a cost-effective alternative to fossil fuels that generate significantly higher levels of emissions.

To be added to Cleveland-Cliffs’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is an international mining company, the largest producer of iron ore pellets in North America and a major supplier of metallurgical coal to the global steelmaking industry. The Company operates six iron ore mines in Michigan, Minnesota and Eastern Canada, and three coking coal mines in West Virginia and Alabama. Cliffs also owns 80 percent of Portman Limited, a large iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore. In addition, the Company has a 30 percent interest in the Amapá Project, a Brazilian iron ore project, and a 45 percent economic interest in the Sonoma Project, an Australian coking and thermal coal project.

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including: changes in the sales mix; the impact of other price-adjustment factors on the Company’s North American sales contracts; changes in demand for iron ore pellets by North American integrated steel producers, or changes in Asian iron ore demand due to changes in steel utilization rates, operational factors, electric furnace production or imports into the United States and Canada of semi-finished steel or pig iron; availability of capital equipment and component parts; availability of float capacity on the Great Lakes; changes in the financial condition of the Company’s partners and/or customers; market forces that negatively impact the domestic and international metallurgical coal markets; changes in global demand for metallurgical coal by integrated steel producers due to changes in steel utilization rates; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; the impact of consolidation in the steel industry; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability to achieve expected production levels; failure to receive or maintain required environmental permits; problems with productivity, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, transportation and employee benefit costs; and the effect of these various risks on the Company’s future cash flows, debt levels, liquidity and financial position.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report and Reports on Form 10-K and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.
News releases and other information on the Company are available on the Internet at:
http://www.cleveland-cliffs.com

SOURCE: Cleveland-Cliffs Inc

CONTACTS:

Maureen Talarico
District Manager – Public Affairs
(Minnesota)
(218) 279-6120

Dale Hemmila
District Manager – Public Affairs
(Michigan)
(906) 475-3870

Steve Baisden
Director, Investor Relations
and Corporate Communications
(216) 694-5280

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

December 26, 2007	By:	Traci L. Forrester

Name: Traci L. Forrester
Title: Assistant Secretary